AMENDED AND RESTATED

RIGHTS AGREEMENT

dated as of

December 20, 2011

by and between

STANDARD PACIFIC CORP.

and

MELLON INVESTOR SERVICES LLC

as Rights Agent

TABLE OF CONTENTS

Section 35.	Determination and Actions by the Board of Directors of the Company	36

Section 36.	Force Majeure	36

Section 37.	PATRIOT Act	36

Section 38.	Incentive Compensation Plan	37

TABLE OF EXHIBITS

Exhibit A—Form of Right Certificate

Exhibit B—Form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock

AMENDED AND RESTATED

RIGHTS AGREEMENT

This Amended and Restated Rights Agreement (this “Agreement”) is made and entered into as of December 20, 2011, by and between STANDARD PACIFIC CORP., a Delaware corporation (the “Company”), and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company (operating under the service name BNY Mellon Shareowner Services), as rights agent (the “Rights Agent”), and amends and restates the Amended and Restated Rights Agreement, dated as of July 24, 2003, as amended by Amendment No. 1 to Rights Agreement, dated as of June 27, 2008  (the “Original Agreement”).

WHEREAS, the Board of Directors of the Company authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding on December 31, 2001 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions set forth in the Original Agreement, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as such terms are hereinafter defined); and

WHEREAS, pursuant to the Original Agreement, the Board of Directors of the Company now wishes to amend and restate the Original Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

(b) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” any securities:

(i) that such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 promulgated under the Exchange Act;

(ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, the fulfillment of a condition or otherwise) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights described in clause (C) below), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, (A) securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (B) securities issuable upon exercise of Rights at any time prior to the earliest of the date of the first Section 11(a)(ii) Event and the date of the first Section 13(a) Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of the first Section 11(a)(ii) Event or the first Section 13(a) Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(f) or Section 22 hereof or pursuant to Section 11(i) or Section 11(p) hereof in connection with an adjustment made with respect to any such Rights;

(iii) that such Person or any such Person’s Affiliates or Associates has the right to vote, directly or indirectly, whether alone or in concert with others, pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy given to such Person or any of such Person’s Affiliates or Associates in response to a public proxy solicitation made pursuant to and in accordance with the applicable rules and regulations promulgated under the Exchange Act, and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iv) that are Beneficially Owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than voting pursuant to a revocable proxy as described in the proviso to clause (iii) of this definition of “Beneficial Owner”) or disposing of any securities of the Company.

Notwithstanding anything to the contrary in this Section 1(b), a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of 40 days.

(c) “BNYM” shall have the meaning ascribed to it in Section 38 hereof.

(d) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the States of New Jersey or California are authorized or obligated by law or executive order to close.

(e) “Certificate of Designations” shall mean the certificate of designations specifying the powers, designations, preferences and rights of the Preferred Shares in accordance with the Delaware General Corporation Law, substantially in the form set forth on Exhibit B.

(f) “Close of Business” on any given date shall mean 5:00 p.m., Pacific time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., Pacific time, on the next succeeding Business Day.

(g) “Closing Price” of a stock or other security on any day shall be the last sale price, regular way, per share of such stock or unit of such other security on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such stock or other security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such stock or other security is listed or admitted to trading or, if such stock or other security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on the system then in use or, if on any such date such stock or other security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker that makes a market in such stock or other security and that is selected by the Board of Directors of the Company.

(h) “Common Share” when used in reference to the Company, shall mean one share of the common stock, par value $.01 per share, of the Company, unless used with reference to a Person other than the Company, in which case it shall mean one share of the capital stock (or equity interest) of such other Person having the greatest voting power per share (or, for other equity interests, if applicable, having the power to control or direct management) or, if such Person is a Subsidiary of another Person, of the Person or Persons that ultimately controls such Person.

(i) “Common Share Equivalent” shall have the meaning ascribed to it in Section 11(a)(iii) hereof.

(j) “Current Market Price” per share of a stock or unit of any other security on any date, other than computations made pursuant to Section 11(a)(iii) hereof, shall mean the average of the daily Closing Prices of such stock or other security for the 30 consecutive Trading Days through and including the Trading Day immediately preceding the date in question and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of a stock or unit of any other security on any date shall mean the average of the daily Closing Prices of such stock or other security for the 10 consecutive Trading Days immediately following but not including such date; provided, however, that if any event shall have caused the Closing Price on any Trading Day during such 30-day period or 10-day period not to be fully comparable with the Closing Price on the date in question (or, if no Closing Price is available on the date in question, on the Trading Day immediately preceding the date in question), then each such non-comparable Closing Price so used shall be appropriately adjusted by the Board of Directors of the Company in order to make the Closing Price on each Trading Day during the period used for the determination of the Current Market Price fully comparable with the Closing Price on such date in question (or, if applicable, the immediately preceding Trading Day).  “Current Market Price” per share of any stock or unit of such other security that is not publicly held or so listed or traded, and “Current Market Price” of any other property, shall mean the fair value per share of such stock or unit of such other security, or the fair value of such other property, respectively, as determined in good faith by the Board of Directors of the Company based upon such appraisals or valuation reports of such independent experts as the Board of

Directors of the Company shall in good faith determine appropriate, which determination shall be described in a statement filed by the Company with the Rights Agent.

(k) “Customer Identification Program” shall have the meaning ascribed to it in Section 37 hereof.

(l) “Distribution Date” shall have the meaning ascribed to it in Section 3(a) hereof.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exempt Person” shall mean (i) the Company, (ii) any wholly-owned Subsidiary of the Company, (iii) any employee benefit plan of the Company or of a Subsidiary of the Company and any Person holding Voting Shares for or pursuant to the terms of any such employee benefit plan, and (iv) the Investor and its Affiliates.  Notwithstanding the foregoing, the Investor and its Affiliates shall immediately cease to be an Exempt Person hereunder (with the result that this Agreement shall be applicable to Investor and its Affiliates with the same effect as though clause (iv) above was not included herein) from and after the date on which a majority of the members of the Board of Directors of the Company who are not designated by the Investor pursuant to the Stockholders Agreement, whether or not such members constitute a quorum of the Board of Directors of the Company, determine, in good faith, that (A)(1) the Investor or its Affiliates are in material breach of the Stockholders Agreement, or (2) the Stockholders Agreement is no longer in full force and effect, and (B) the Investor and its Affiliates shall be deemed no longer to be an Exempt Person hereunder.

(o) “Exercise Price” shall have the meaning ascribed to it in Section 7(c) hereof.

(p) “Expiration Date” shall mean the Close of Business on December 31, 2014.

(q) “Investor” shall mean MP CA Homes LLC, a Delaware limited liability company.

(r) “Ownership Statement” shall have the meaning ascribed to it in Section 3(b) hereof.

(s) “Person” shall mean any individual, firm, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization, group (as such term is used in Rule 13d-5 promulgated under the Exchange Act as in effect on the date hereof) or other entity, and shall include any successor (by merger or otherwise) of such entity.

(t) “Preferred Share” shall mean one share of the Series A Junior Participating Cumulative Preferred Stock, par value $.01 per share, of the Company, which shall have the rights and preferences set forth in the Certificate of Designations for the Preferred Shares.

(u) “Preferred Share Equivalent” shall have the meaning ascribed to it in Section 11(b) hereof.

(v) “Record Date” shall have the meaning ascribed to it in the recitals hereto.

(w) “Redemption Date” shall mean the date of the action of the Board of Directors of the Company authorizing and directing the redemption of the Rights pursuant to Section 23(a) hereof or the exchange of the Rights pursuant to Section 24(a) hereof.

(x) “Redemption Price” shall have the meaning ascribed to it in Section 23(a) hereof.

(y) “Right Certificate”, as that term is used with respect to any period prior to the Distribution Date, shall have the meaning ascribed to it in Section 3(b) hereof, and, as that term is used with respect to any period on or after the Distribution Date, shall have the meaning ascribed to it in Section 3(c) hereof.

(z) “Rights” shall have the meaning  ascribed to it in the recitals hereto.

(aa)  “Rights Expiration Date” shall mean the Expiration Date, except if there has been a Distribution Date, then it shall mean the third anniversary of the Distribution Date.

(bb) “Section 11(a)(ii) Event” shall have the meaning ascribed to it in Section 11(a)(ii) hereof.

(cc) “Section 13(a) Event” shall have the meaning ascribed to it in Section 13(a) hereof.

(dd) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ee) “Spread” shall have the meaning ascribed to it in Section 11(a)(iii) hereof.

(ff) “Stockholders Agreement” shall mean the Stockholders Agreement, by and between the Company and the Investor, dated June 27, 2008, as amended or supplemented from time-to-time.

(gg) “Subsidiary” of any Person shall mean any Person of which equity securities or equity interests representing a majority of the voting power are owned, directly or indirectly, or which is effectively controlled, directly or indirectly, by such Person.

(hh) “Surviving Person” shall have the meaning ascribed to it in Section 13(c) hereof.

(ii) “Trading Day” shall mean, as to any stock or other security, a day on which the principal national securities exchange on which such stock or other security is listed or admitted to trading is open for the transaction of business or, if such stock or other security is not listed or admitted to trading on any national securities exchange, a Business Day.

(jj) “Trust” shall have the meaning set forth in Section 24(d) hereof.

(kk) “Trust Agreement” shall have the meaning set forth in Section 24(d) hereof.

(ll) “Voting Share” shall mean (i) a Common Share of the Company and (ii) any other share of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company’s assets, liquidation, dissolution or winding up.  References in this Agreement to a percentage or portion of the outstanding Voting Shares shall be deemed a reference to the percentage or portion of the total votes entitled to be cast by the holders of the outstanding Voting Shares.

(mm) “15% Ownership Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or a 15% Stockholder that a Person has become a 15% Stockholder.

(nn) “15% Stockholder” shall mean any Person that Beneficially Owns 15% or more of the Voting Shares of the Company then outstanding; provided, however, that the term “15% Stockholder” shall not include:

(i) an Exempt Person;

(ii) any Person that would not otherwise be a 15% Stockholder but for a reduction in the number of outstanding Voting Shares after the date hereof resulting from a stock repurchase program or other similar plan of the Company or from a self-tender offer of the Company; provided, however, that the term “15% Stockholder” shall include such Person from and after the first date upon which (A) such Person, since the date of the relevant reduction in the number of outstanding Voting Shares of the Company, shall have acquired Beneficial Ownership of, in the aggregate, a number of Voting Shares of the Company equal to 1% or more of the Voting Shares of the Company then outstanding and (B) such Person, together with all Affiliates and Associates of such Person, shall Beneficially Own 15% or more of the Voting Shares of the Company then outstanding; or

(iii) any Person that would otherwise be a 15% Stockholder pursuant to this definition if the Board of Directors of the Company determines in good faith that such Person has become such inadvertently, and such Person, as promptly as practicable after discovery of the foregoing, has ceased to be a 15% Stockholder, or has entered into such agreement or arrangement as the Board of Directors of the Company may approve or the Board of Directors of the Company is otherwise satisfied that such determination is in the best interests of the Company and its stockholders, then such Person shall not be deemed to be a 15% Stockholder for any purposes of this Agreement, and no 15% Ownership Date shall be deemed to have occurred; or

(iv) any Person who would otherwise be a 15% Stockholder as a result of an acquisition of Common Shares, if such acquisition of Common Shares is expressly approved in advance by the Board of Directors of the Company, provided such approval is granted prior to the Distribution Date, and provided, further, that the term “15% Stockholder” shall include such Person from and after the first date upon which (A) such Person, after the date of the approved acquisition, shall have acquired Beneficial Ownership of, in the aggregate, additional Voting Shares of the Company equal to 1% or more of the Voting Shares of the Company then outstanding and (B) such Person, together with all Affiliates and Associates of such Person, shall Beneficially Own 15% or more of the Voting Shares of the Company then outstanding.

In calculating the percentage of the outstanding Voting Shares that are Beneficially Owned by a Person for purposes of this definition, Voting Shares that are Beneficially Owned by such Person shall be deemed outstanding, and Voting Shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights, warrants or options shall not be deemed outstanding.  Any determination made by the Board of Directors of the Company as to whether any Person is or is not a 15% Stockholder shall be conclusive and binding upon all holders of Rights

Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions set forth hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights agents as it may deem necessary or desirable, upon ten days’ prior written notice to the Rights Agent.  In the event the Company appoints one or more co-Rights agents, the respective duties of the Rights Agent and any co-Rights agents under the provisions of this Agreement shall be as the Company shall reasonably determine, and the Company will notify, in writing, the Rights Agent and any co-Rights agents of such respective duties.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights agents.

Section 3.  Issuance of Rights Certificates.

(a) “Distribution Date” shall mean the date, after the date hereof, that is the earliest of (i) the tenth Business Day (or such later day as shall be designated by the Board of Directors of the Company) following the date of the commencement of, or the first public announcement of the intent of any Person, other than an Exempt Person, to commence a tender offer or exchange offer, the consummation of which would cause any Person to become a 15% Stockholder, (ii) the date of the first Section 11(a)(ii) Event or (iii) immediately prior to the first Section 13(a) Event.

(b) Until the Distribution Date, (i) the Rights shall be represented by certificates for Common Shares of the Company (all of which certificates for Common Shares shall be deemed to be Right Certificates) or by the current ownership statements issued with respect to uncertificated Common Shares in lieu of such certificates (“Ownership Statements”) and not by separate Right Certificates, (ii) the record holder of the Common Shares represented by each of such certificates or Ownership Statements shall be the record holder of the Rights represented thereby and (iii) the Rights shall be transferable only in connection with the transfer of Common Shares representing the corresponding Rights.  Until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, the surrender for transfer of such certificates for Common Shares or Ownership Statements shall also constitute the surrender for transfer of the corresponding Rights represented thereby.

(c) As soon as practicable after the Distribution Date, and after the Company has notified in writing the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will, if requested and provided with all necessary information and documents, send, at the expense of the Company, by first-class, postage-prepaid mail to each record holder of Common Shares (other than a 15% Stockholder or any Affiliate or Associate of a 15% Stockholder), as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares, a Right Certificate substantially in the form of Exhibit A hereto representing one Right for each Common Share so held, subject to adjustment as provided herein.  From and after the Distribution Date, the Rights shall be represented solely by such Right Certificates and may only be transferred by the transfer of such Right Certificates, and the holders of such Right Certificates, as listed in the records of the Company or any transfer agent or registrar for such Rights, shall be the record holders of such Rights.  The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(d) Certificates for Common Shares or Ownership Statements issued at any time on or after the date hereof and prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

This [certificate/statement] also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Rights Agreement dated as of December 20, 2011, by and between Standard Pacific Corp. and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agreement”), the terms and conditions of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Standard Pacific Corp.  Under certain circumstances specified in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by this [certificate/statement].  Under certain circumstances specified in the Rights Agreement, Rights beneficially owned by certain Persons may become null and void.  Standard Pacific Corp. will mail to the record holder of this [certificate/statement] a copy of the Rights Agreement without charge promptly following receipt of a written request therefor.

(e) Rights shall be issued in respect of all Common Shares that are issued on or after the date hereof but prior to the earlier of the date of the first Section 11(a)(ii) Event, the date of the first Section 13(a) Event, the Redemption Date and the Expiration Date and, to the extent provided in Section 3(f) hereof, in respect of Common Shares issued after the first Section 11(a)(ii) Event or the first Section 13(a) Event.

(f) In the event that at any time on or after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event and prior to the earlier of the Redemption Date or the Rights Expiration Date, the Company shall issue any Common Shares pursuant to the exercise of conversion rights, exchange rights, rights (other than Rights), warrants or options that shall have been issued or granted prior to the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event, then, unless the Board of Directors of the Company shall have provided otherwise at the time of the issuance or grant of such conversion rights, exchange rights, rights (other than Rights), warrants or options, the Rights Agent shall, as soon as practicable after the Company has notified it of any such occurrence, if requested and provided with all necessary information (including, but not limited to, the identity of any 15% Stockholder or any of its Affiliates or Associates or to any Person if the Rights held by such Person are Beneficially Owned by a 15% Stockholder or any of its Affiliates or Associates), send, at the expense of the Company, by first-class, postage-prepaid mail to the record holder of such Common Shares, at the address of such holder as shown on the records of the Company, a Right Certificate substantially in the form of Exhibit A hereto representing one Right for each Common Share so issued, subject to adjustment as provided herein.

(g) Notwithstanding the foregoing provisions of this Section 3, the Rights Agent shall not send any Right Certificate to any 15% Stockholder or any of its Affiliates or Associates or to any Person if the Rights held by such Person are Beneficially Owned by a 15% Stockholder or any of its Affiliates or Associates, provided that the Rights Agent has been informed by the Company of the identity of such 15% Stockholder or Affiliates or Associates thereof, or of the identity of such Person whose Rights are Beneficially Owned by a 15% Stockholder or of the identity of the Affiliates or Associates of such Person.  Any determination made by the Company or the Board of Directors of the Company as to whether any Voting Shares are or were Beneficially Owned at any time by a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder shall be conclusive for all purposes and binding upon the Rights Agent and all holders of Rights.

Section 4.  Form of Right Certificates.  The Right Certificates and the form of assignment, including certificate, and the form of election to purchase, including certificate, printed on the reverse thereof, when, as and if issued, shall be substantially the same as Exhibit A hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange upon which the Rights or the securities of the Company issuable upon exercise of the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 22 hereof, Right Certificates, whenever issued, that are issued in respect of Common Shares that were issued and outstanding as of the Close of Business on the Distribution Date, shall be dated as of the date hereof. The Company shall give written notice to the Rights Agent promptly after the Company becomes aware of the existence and identity of any Acquiring Person or any Associate or Affiliate thereof. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that no Person has become an Acquiring Person or an Affiliate or an Associate of an Acquiring person.

Section 5.  Countersignature and Registration.

(a) The Right Certificates shall be executed on behalf of the Company by any of its Chairman of the Board, its Chief Executive Officer, its President or any Vice President, either manually or by facsimile signature, and may have affixed thereto the Company’s seal or a facsimile thereof attested by its Secretary or any Assistant Secretary, either manually or by facsimile signature.  The Right Certificates shall be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company.  Any Right Certificate may be signed on behalf of the Company by any person who at the actual date of such execution shall be a proper officer of the Company to sign such Right Certificate, even though such person was not such an officer at the date of the execution of this Agreement.

(b) In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be such signatory before delivery by the Company, such Right Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be such signatory; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, shall be a proper signatory of the Rights Agent to countersign such Right Certificate, although at the date of the execution of this Agreement any such person was not such a signatory.

(c) Following the Distribution Date, receipt by the Rights Agent of written notice to that effect and all other relevant information and documents referred to in Section 3, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of Right Certificates, the number of Rights represented by each Right Certificate (and, if different, the number of Rights represented on its face by such Right Certificate) and the date of each Right Certificate.

Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a) Subject to the provisions of Sections 7(d) and 14 hereof, at any time after the Close of Business on the Distribution Date, and so long as any Rights represented thereby remain outstanding, any one or more Right Certificates (other than Right Certificates that have become null and void pursuant to Section 7(d) hereof or that have been redeemed pursuant to Section 23 hereof or exchanged pursuant to Section 24 hereof) may be transferred, split-up, combined or exchanged for one or more Right Certificates representing the same aggregate number of Rights as the Right Certificates surrendered.  Any registered holder desiring to transfer, split up, combine or exchange one or more Right Certificates shall deliver such request in writing to the Rights Agent, and shall surrender the Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose.  The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any Right Certificate surrendered for transfer until the registered holder shall have with the form of assignment, including certificate, on the reverse side thereof properly completed and duly executed, with signature guaranteed, and, if requested by the Company or the Rights Agent, shall provide such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Affiliates and Associates of such Beneficial Owner (or former

Beneficial Owner), and of the Rights evidenced thereby.  Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto one or more Right Certificates, as so requested.  The Company or the Rights Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.  If and to the extent the Company does require payment of any such taxes or charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not deliver any Right Certificate unless and until it is satisfied that all such payments have been made, and the Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company may specify by written notice.  The Rights Agent shall have no duty or obligation under any Section of this Agreement which requires the payment by a Right holder of applicable taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b) Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them and, at the Company’s or the Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of such Right Certificate if mutilated, the Company shall issue and deliver to the Rights Agent for countersignature and delivery to the record holder of such Right Certificate a new Right Certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated Right Certificate.

Section 7.  Exercise of Rights.

(a) Until the Distribution Date, no Right may be exercised.

(b) Subject to Section 7(d) and (g) hereof and the other provisions of this Agreement, at any time after the Close of Business on the Distribution Date and prior to but not including the Close of Business on the earlier of the Redemption Date or the Rights Expiration Date, the registered holder of any Right Certificate may exercise the Rights represented thereby (except as otherwise provided herein) in whole or in part upon surrender of such Right Certificate, with the form of election to purchase, including certificate, on the reverse side thereof properly completed and duly executed, with signature guaranteed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Exercise Price for each Right exercised.  Upon the exercise of an exercisable Right and payment of the Exercise Price in accordance with the provisions of this Agreement, the holder of such Right shall be entitled to receive, subject to adjustment as provided herein, one one-hundredth of a Preferred Share (or Common Shares, other securities, cash and/or other property in accordance with the provisions of this Agreement).  The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Rights Expiration Date and, if such notification is given orally, the Company shall promptly confirm same in writing. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes, that the Rights Expiration Date has not occurred.

(c) The “Exercise Price” for the exercise of each Right shall initially be $20.00 and shall be payable in lawful money of the United States of America in accordance with Section 7(f) hereof.  The Exercise Price and the number of Preferred Shares (or Common Shares, or other securities) to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 7(e), 11 and 13 hereof and the other provisions of this Agreement.

(d) Notwithstanding anything in this Agreement to the contrary, from and after the earlier of the date of the first Section 11(a)(ii) Event and the date of the first Section 13(a) Event, any Rights that are Beneficially Owned by:

(i) a 15% Stockholder or any Affiliate or Associate of a 15% Stockholder;

(ii) a transferee of a 15% Stockholder (or of any such Associate or Affiliate) who becomes a transferee after the 15% Stockholder becomes such; or

(iii) a transferee of a 15% Stockholder (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the 15% Stockholder becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the 15% Stockholder (or any such Associate of Affiliate) to holders of equity interests in such 15% Stockholder (or any such Associate or Affiliate) or to any Person with whom the 15% Stockholder (or any such Associate of Affiliate) has any continuing agreement, arrangement, or understanding (whether or not in writing) regarding the transferred Rights, or (B) a transfer that the Board of Directors of the Company, in its sole discretion, has determined is part of a plan, arrangement, or understanding (whether or not in writing) that has as a primary purpose or effect the avoidance of the provisions of this Section 7(d);

shall in each case become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise, and any holder of such Rights (whether or not such holder is a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder or a transferee thereof) shall thereafter have no right to exercise or exchange such Rights.

(e) Prior to the Distribution Date, if the Board of Directors of the Company shall have determined that such action adequately protects the interests of the holders of Rights, the Company may, in its discretion, substitute for all or any portion of the Preferred Shares that would otherwise be issuable (after the Close of Business on the Distribution Date) upon the exercise of each Right and payment of the Exercise Price (i) cash, (ii) other equity securities of the Company, (iii) debt securities of the Company, (iv) other property or (v) any combination of the foregoing, in each case having an aggregate Current Market Price equal to the aggregate Current Market Price of the Preferred Shares for which substitution is made.  Subject to Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 7(e), such action shall apply uniformly to all outstanding Rights.

(f) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase, including certificate, properly completed and duly executed, with signature guaranteed, accompanied by payment of the Exercise Price for each Right to be exercised and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by cash or by certified check, bank draft, cashier’s check, or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from the transfer agent of the Preferred Shares (or Common Shares and/or other securities in accordance with this Agreement) certificates for the number of Preferred Shares (or such other securities) to be purchased, and the Company hereby irrevocably authorizes such transfer agent to comply with all such requests, and/or, as provided in Section 14 hereof, requisition from the depositary agent described therein depositary receipts representing such number of one-hundredths of a Preferred Share (or such other securities) as are to be purchased (in which case certificates for the Preferred Shares (or such other securities) represented by such receipts shall be deposited by the transfer agent with such depositary agent) and the Company hereby directs such depositary agent to comply with such request, (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Preferred Shares (or such other securities) in accordance with Section 14 hereof or such other cash or property to be issued upon exercise of the Rights in accordance with the provisions of this Agreement, and (iii) after receipt of such certificates, depositary receipts, property or cash, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder.

(g) Notwithstanding the foregoing provisions of this Section 7, the exercisability of the Rights shall be suspended (with prompt written notice to the Rights Agent) for such period as shall reasonably be necessary for the Company to register and qualify the Preferred Shares and/or Common Shares or other securities to be issued pursuant to the exercise of the Rights under the Securities Act and any applicable securities law of any jurisdiction; provided, however, that nothing contained in this Section 7 shall relieve the Company of its obligations under Section 9(c) hereof.

(h) In case the registered holder of any Right Certificate shall exercise less than all of the Rights represented thereby, a new Right Certificate representing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(i) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action whatsoever with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7, unless the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall have been duly and properly completed and signed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, and of the Rights evidenced thereby, as the Company or the Rights Agent shall request.

(j) Neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of the Company’s failure to make any determination under this Section 7 or any other section with respect to a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder.

Section 8.  Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, (i) if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, (ii) if surrendered to the Rights Agent, shall be canceled by the Rights Agent, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any provision of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall promptly cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all canceled Right Certificates to the Company or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.  Reservation and Availability of Capital Stock.

(a) Subject to Sections 7(e) and 9(f) hereof, the Company shall cause to be reserved and kept available out of its authorized and unissued equity securities (or out of its authorized and issued equity securities held in its treasury), the number of such equity securities that will from time to time be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Agreement.

(b) In the event that any securities issuable upon exercise of the Rights are listed on any national securities exchange, the Company shall use its best efforts, from and after such time as the Rights become exercisable, to cause all such securities issued or reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c) If necessary to permit the issuance of securities upon exercise of the Rights, the Company shall use its best efforts, from and after the Distribution Date, to register and qualify such securities under the Securities Act, the Exchange Act and any other applicable securities laws and to keep such registration effective so long as required under such laws.

(d) The Company shall take all such action as may be necessary to ensure that all securities delivered upon exercise of the Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable securities.

(e) The Company shall pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any securities upon the exercise of Rights.  The Company shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of a certificate for securities in respect of a name other than that of, the registered holder of the Right Certificate representing Rights surrendered for exercise, or to issue or deliver any certificate for securities upon the exercise of any Right until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.

(f) With respect to the Common Shares and/or other securities issuable pursuant to Section 11(a)(ii), and (iii) hereof, the foregoing covenants of this Section 9 shall be applicable only upon and following the occurrence of a Section 11(a)(ii) Event.

Section 10.  Securities Record Date.  Each Person in whose name any certificate for securities of the Company is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the securities represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate representing such Rights was duly surrendered with all other documentation and information required hereunder and payment of the Exercise Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the securities transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the securities transfer books of the Company are open.

Section 11.  Adjustment of Exercise Price, Number of Shares Issuable Upon Exercise of Rights or Number of Rights.  The Exercise Price, the number and kind of securities that may be purchased upon exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

    (a)  (i)  In the event that the Company shall at any time after the Close of Business on the date hereof and prior to the Close of Business on the earlier of the Redemption Date or the Rights Expiration Date (A) declare or pay any dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares, or (D) issue Preferred Shares or other securities of the Company (other than those issuances for which an adjustment is required under Section 11(b) hereof) in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) or in a reorganization of the Company, then, and upon each such event, the number and kind of Preferred Shares or other securities issuable upon the exercise of a Right on the date of such event shall be proportionately adjusted so that the holder of any Right exercised on or after such date shall be entitled to receive, upon the exercise thereof and payment of the Exercise Price, the aggregate number and kind of Preferred Shares or other securities or other property, as the case may be, that, if such Right had been exercised immediately prior to such date (whether or not such Right was then exercisable) and at a time when such Right was exercisable and the transfer books of the Company were open, such holder would have owned upon such exercise and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.  If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)           In the event that a 15% Ownership Date shall have occurred and neither the Redemption Date nor the Expiration Date shall have occurred prior to the tenth Business Day following such 15% Ownership Date (such event upon such tenth Business

Day, a “Section 11(a)(ii) Event”), then, and upon such Section 11(a)(ii) Event, proper provision shall be made so that, except as provided in Section 7(d) hereof, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and payment of the then current Exercise Price, in lieu of a number of one-hundredths of a Preferred Share, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Exercise Price by the then number of one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such Section 11(a)(ii) Event (or, if the Distribution Date shall not have occurred prior to the date of such Section 11(a)(ii) Event, the number of one-hundredths of a Preferred Share for which a Right would have been exercisable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 11(a)(ii) Event), and (B) dividing that product by 50% of the Current Market Price of a Common Share on the date of first occurrence of the  Section 11(a)(ii) Event (such number of shares being hereinafter referred to as the “Adjustment Shares”).

(iii)           In the event that on the date of a Section 11(a)(ii) Event the aggregate number of Common Shares that are authorized by the Company’s Certificate of Incorporation, as then amended, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is less than the aggregate number of Adjustment Shares thereafter issuable upon the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof (the excess of such number of Adjustment Shares over and above such number of Common Shares being hereinafter referred to as the “Unavailable Adjustment Shares”), then, and upon such event, the Company shall substitute for the pro rata portion of the Unavailable Adjustment Shares that would otherwise be issuable thereafter upon the exercise of each Right and payment of the Exercise Price (A) cash, (B) other equity securities of the Company (including, without limitation, shares of preferred stock of the Company or units of such shares that the Board of Directors of the Company determines have essentially the same value or economic rights as one Common Share (a “Common Share Equivalent”)), (C) debt securities of the Company, (D) other property, or (E) any combination of the foregoing, in each case having an aggregate Current Market Price equal to the Current Market Price of the Unavailable Adjustment Shares; provided, however, that, if, under such circumstances, the Company shall not have made adequate provision to deliver value equal to the aggregate Current Market Price of the Unavailable Adjustment Shares within 30 days following the later of (I) the first occurrence of a Section 11(a)(ii) Event, and (II) the date on which the Company’s right of redemption pursuant to Section 23(a) hereof expires, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread.  For purposes of the preceding sentence, the term “Spread” shall mean the excess of the Current Market Price of the Adjustment Shares over the Exercise Price.  Subject to Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 11(a)(iii), such action shall apply uniformly to all outstanding Rights.

(b) In the event that the Company shall, at any time after the Close of Business on the date hereof and prior to the Close of Business on the earlier of the Redemption Date or the

Rights Expiration Date, fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling such holders initially to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“Preferred Share Equivalents”)) or securities convertible into Preferred Shares or Preferred Share Equivalents, at a price per Preferred Share or Preferred Share Equivalent (or having a conversion price per share, if a security convertible into Preferred Shares or Preferred Share Equivalents) less than the Current Market Price per Preferred Share on such record date, then, and upon each such event, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be equal to the sum of the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares and/or Preferred Share Equivalents to be so offered (and/or the aggregate initial conversion price of the convertible securities to be so offered) would purchase at such Current Market Price, and the denominator of which shall be equal to the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Preferred Share Equivalents to be offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right; and provided, further, that if such rights, options or warrants are not exercisable immediately upon issuance but become exercisable only upon the occurrence of a specified event or the passage of a specified period of time, then the adjustment to the Exercise Price shall be made and become effective only upon the occurrence of such event or such passage of time, and such adjustment shall be made as if the record date for the issuance of such rights, options or warrants had been the Business Day immediately preceding the date upon which such rights, options or warrants became exercisable.  Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment to the Exercise Price shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

(c) In the event that the Company shall, at any time after the Close of Business on the date hereof and prior to the Close of Business on the earlier of the Redemption Date or the Rights Expiration Date, fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of assets (other than a distribution for which an adjustment is required under Section 11(a)(i) or (b) hereof or a regular quarterly cash dividend), then the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be equal to the excess of the Current Market Price per Preferred Share on such record date over and above the fair market value of the portion of the securities or assets to be so distributed with respect to one Preferred Share (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes), and the denominator of which shall be equal to such Current Market Price per Preferred Share; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

(d) For the purpose of any computation under this Section 11, if the Preferred Shares are not publicly held or traded, the “Current Market Price” per Preferred Share shall be conclusively deemed to be the Current Market Price per Common Share multiplied by 100.

(e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the then current Exercise Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be cumulated and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a Common Share or other share or one-millionth of a Preferred Share, as the case may be.

(f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right shall be entitled to receive any securities of the Company other than Preferred Shares upon exercise of such Right, and if an event occurs in respect of such securities that, if it were to occur in respect of Preferred Shares, would require an adjustment under this Section 11 in respect of Preferred Shares, then the number of such other securities so receivable upon exercise of any Right and the Exercise Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Preferred Shares contained in this Section 11, and the other provisions of this Agreement with respect to Preferred Shares shall apply on like terms to any such other securities.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall represent the right to purchase, at the adjusted Exercise Price, the number of one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) below, upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter represent the right to purchase, at the adjusted Exercise Price, that number of one-hundredths of a Preferred Share (calculated to the nearest one-millionth of a Preferred Share) obtained by multiplying (i) the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Right immediately prior to such adjustment of the Exercise Price by (ii) the Exercise Price in effect immediately prior to such adjustment, and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

(i) The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Rights instead of making any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right pursuant to Section 11(h).  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of

Rights shall become that number of Rights (calculated to the nearest one one-thousandth of a Right) obtained by dividing the Exercise Price in effect immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately after such adjustment of the Exercise Price.  The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights pursuant to this Section 11(i), indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made.  Such record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if separate Right Certificates have been issued, it shall be at least 10 days after the date of such public announcement.  If separate Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates representing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of such adjustment, and upon surrender thereof if required by the Company, new Right Certificates representing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Exercise Price or the number of one-hundredths of a Preferred Share issuable upon the exercise of one Right, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price per one one-hundredth of a Preferred Share and the number of Preferred Shares issuable upon the exercise of one Right that were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Exercise Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the advice or opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-hundredths of a Preferred Share at such adjusted Exercise Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice to the Rights Agent), until the occurrence of such event, the issuance to the holder of any Right exercised after such record date of the number of one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument representing such holder’s right to receive such additional shares or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such further adjustments in the number of one-hundredths of a Preferred Share that may be purchased upon exercise of one Right, and such further adjustments in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Company in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Market Price thereof, (iii) issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares, or (v) issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

(n) In the event that the Company shall, at any time after the Close of Business on the date hereof and prior to the Close of Business on the earliest of the date of the first Section 11(a)(ii) Event, the date of the first Section 13(a) Event, the Redemption Date or the Rights Expiration Date, (i) pay any dividend on the Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of Common Shares, or (iv) issue Common Shares in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, and upon each such event, the Exercise Price to be in effect after such event shall be determined by multiplying the Exercise Price in effect immediately prior to but not including such event by a fraction, the numerator of which shall be equal to the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be equal to the number of Common Shares outstanding immediately after such event.  Successive adjustments shall be made pursuant to this Section 11(n) each time such a dividend is paid or such a subdivision, combination or reclassification is effected.  If an event occurs that would require an adjustment under both this Section 11(n) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(n) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

Section 12.  Certificate of Adjusted Exercise Price or Number of Shares Issuable Upon Exercise of Rights.  Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts, computations and methodology giving rise to such adjustment, (b) file with the Rights Agent and with each transfer agent for the securities issuable upon exercise of the Rights a copy of such certificate, and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of Rights in accordance with Section 25 hereof or issue a public announcement providing such information.  Notwithstanding the foregoing sentence, the failure of the Company to make such certification or to give such notice shall not affect the validity or the force and effect of such adjustment.  Any adjustment to be made pursuant to Section 11 or 13 hereof shall be effective as of the date of the event giving rise to such adjustment.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained, and shall not be obligated or responsible for calculating any adjustment nor shall it have any duty or liability with respect to, or be deemed to have knowledge of, such an adjustment unless and until it shall have received such certificate.

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event (each event described in clauses (A) through (C) below, a “Section 13(a) Event”) that, at any time on or after the 15% Ownership Date and prior to the earlier of the Redemption Date or the Rights Expiration Date:

(A) the Company shall, directly or indirectly, consolidate with or merge with and into any other Person and the Company shall not be the continuing or surviving corporation in such consolidation or merger;

(B) any Person shall, directly or indirectly, consolidate with or merge with and into the Company and the Company shall be the continuing or surviving corporation in such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any Person or cash or any other property; or

(C) the Company and/or any one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer, in one or more transactions (other than transactions in the ordinary course of business), assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company’s then most recent regularly prepared financial statements) to any Person or Persons other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that:

(i) except as provided in Section 7(d) hereof, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and payment of the then current Exercise Price, in lieu of the securities or other property otherwise purchasable upon such exercise, such number of validly authorized and issued, fully paid and nonassessable Common Shares of the Surviving Person, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to a fraction, the numerator of which is:

(A) if a Section 11(a)(ii) Event has not occurred prior to such Section 13(a) Event, the product of the then current Exercise Price multiplied by the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Right immediately prior to the first Section 13(a) Event (or, if the Distribution Date shall not have occurred prior to the date of such Section 13(a) Event, the number of one-hundredths of a Preferred Share that would have been so purchasable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 13(a) Event), or

(B) if a Section 11(a)(ii) Event has occurred prior to such Section 13(a) Event, the product of the Exercise Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event multiplied by the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Right immediately prior to such Section 11(a)(ii) Event (or, if the Distribution Date shall not have occurred prior to the date of such Section 11(a)(ii) Event, the number of one-hundredths of a Preferred Share that would have been so purchasable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 11(a)(ii) Event),

(which product in each case, following the first occurrence of a Section 13(a) Event, shall be referred to as the “Exercise Price” for each Right and for all purposes of this Agreement) and the denominator of which is 50% of the Current Market Price per Common Share of the Surviving Person on the date of consummation of such Section 13(a) Event;

(ii) the Surviving Person shall thereafter be liable for and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

(iii) the term “Company” shall thereafter be deemed to refer to the Surviving Person; and

(iv) the Surviving Person shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable to its Common Shares thereafter deliverable upon the exercise of Rights.

(b) The Company shall not consummate a Section 13(a) Event unless prior thereto the Company and the Surviving Person shall have executed and delivered to the Rights Agent a supplemental agreement confirming that such Surviving Person shall, upon consummation of such Section 13(a) Event, assume this Agreement in accordance with Section 13 hereof, that all rights of first refusal or preemptive rights in respect of the issuance of Common Shares of such Surviving Person upon exercise of outstanding Rights have been waived and that such Section 13(a) Event shall not result in a default by such Surviving Person under this Agreement, and further providing that, as soon as practicable after the date of consummation of such Section 13(a) Event, such Surviving Person shall:

(i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing, use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Rights Expiration Date, and similarly comply with all applicable state securities laws;

(ii) use its best efforts to list (or continue the listing of) the Rights and the Common Shares of the Surviving Person purchasable upon exercise of the Rights on a national securities exchange or trading market; and

(iii) deliver to holders of the Rights historical financial statements for such Surviving Person that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

(c) “Surviving Person” shall mean:

(i) in the case of any transaction described in Section 13(A) or Section 13(B) hereof, the Person that is the issuer of any securities into which Common Shares of the Company are converted, changed, or exchanged in such merger or consolidation, or if no securities are so issued, the Person that is the other party to such merger or consolidation; and

(ii) in the case of any transaction described in Section 13(C) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or, if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Shares having the greatest aggregate value of shares outstanding;

provided, however, that, in any such case, (A) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, “Surviving Person” shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, “Surviving Person” shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

(d) In the event that at any time after the occurrence of a Section 11(a)(ii) Event some or all of the Rights shall not have been exercised pursuant to Section 11 hereof prior to the date of a Section 13(a) Event, such Rights shall thereafter be exercisable only in the manner described in Section 13(a) hereof.  In the event that a Section 11(a)(ii) Event occurs on or after the date of a Section 13(a) Event, Rights shall not be exercisable pursuant to Section 11 hereof but shall instead be exercisable pursuant to, and only pursuant to, this Section 13.

(e) The provisions of this Section 13 shall apply to each successive merger, consolidation, sale or other transfer constituting a Section 13(a) Event.

Section 14.  Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that represent fractional Rights.  If the Company shall determine not to issue such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with respect to which such fractional Rights would otherwise be issuable, at the time such fractional Rights would otherwise have been issued as provided herein, an amount in cash equal to the same fraction of the Closing Price of a whole Right on the Trading Day immediately prior to the date upon which such fractional Rights would otherwise have been issuable.  If on any such date the Rights are not publicly held and are not so listed, admitted to trading, or quoted, and no market maker is making a market in the Rights, the Closing Price of a Right shall mean the fair value of a Right on such date as determined in good faith by the Board of Directors of the Company, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(b) The Company shall not be required to issue fractions of Common Shares or Preferred Shares upon exercise of Rights (other than fractions that are integral multiples of one one-hundredth of a Preferred Share), or to distribute certificates that represent fractional Common Shares or Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share).  Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be represented by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of fractions of a Preferred Share.  If the Company shall determine not to issue fractional Common Shares or Preferred Shares (or depositary receipts in lieu of Preferred Shares), the Company shall pay to the registered holders of Right Certificates to whom such fractional Common Shares or Preferred Shares would otherwise be issuable, at the time such Rights are exercised as provided herein, an amount in cash equal to the same fraction of the Current Market Price of a whole Common Share or Preferred Share, as the case may be.  For purposes of this Section 14(b), the Current Market Price of a whole Common Share or Preferred Share shall be the Closing Price per share for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right, by the acceptance of such Right, expressly waives such holder’s right to receive any fractional Rights, or any fractional Common Shares or Preferred Shares upon exercise of such Right, except as permitted by this Section 14.

(d) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under any section of this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.  The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15.  Rights of Action.  All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Right Certificates (and prior to the Distribution Date, holders of the certificates for Common Shares or Ownership Statements representing Rights), and any registered holder of any Right Certificate (or of such certificate for Common Shares or Ownership Statements), without the consent of the Rights Agent or of the holder of any other Right Certificate (or any other certificate for Common Shares or Ownership Statement) may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights represented by such Right Certificate (or by such certificate for Common Shares or Ownership Statement) in the manner provided in such Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Agreement and shall be entitled to specific performance, and injunctive relief against actual or threatened violations by the Company, of the obligations of any Person under this Agreement.

Section 16.  Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and every other holder of a Right that:

(a) prior to the Distribution Date, the Rights shall be represented by certificates or Ownership Statements representing Common Shares registered in the name of the holders of such Common Shares (which certificates or Ownership Statements representing Common Shares shall also constitute Right Certificates), and each such Right shall be transferable only in connection with the transfer of such Common Shares;

(b) after the Distribution Date, the Right Certificates shall only be transferable on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed;

(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or prior to the Distribution Date, the certificate or Ownership Statement representing Common Shares) is registered as the absolute owner thereof and of the Rights represented thereby for all purposes whatsoever (notwithstanding any notations of ownership or writing on the Right Certificate (or such certificate or Ownership Statement) by anyone other than the Company or the Rights Agent), and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use commercially reasonable efforts to have any such injunction, order, decree, judgment or ruling lifted, rescinded or otherwise overturned as soon as possible.

Section 17.  Right Holder and Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right or Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the securities of the Company that may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right or Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, in each case until such Right or the Rights represented by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.  Concerning the Rights Agent.

(a) The Company shall pay to the Rights Agent as compensation for all services rendered by the Rights Agent hereunder, and from time to time, on demand of the Rights Agent, its reasonable fees, expenses, counsel fees and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold the Rights Agent harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action, taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including, without limitation, the costs and expenses of defending against and appealing any claim of liability arising under this Agreement, directly or indirectly.  The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.  The provisions of this Section 18 and Section 20 below shall survive the exercise or expiration of the Rights, the resignation, removal or replacement of the Rights Agent and the termination of this Agreement.

(b) The Rights Agent may conclusively rely upon and shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate (or any Ownership Statement) for Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of its counsel as set forth in Section 20 hereof.  The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or document or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  If, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in such Right Certificate and in this Agreement.

(b) If at any time the name of the Rights Agent shall be changed, and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force and effect provided in such Right Certificate and in this Agreement.

Section 20.  Rights and Duties of Rights Agent.  The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Rights Agent) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance of the Rights, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of a 15% Stockholder and the determination of the Current Market Price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).  Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.  Any liability of the Rights Agent under this Agreement will be limited to the amount of fees paid hereunder by the Company to the Rights Agent.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement, or in the Right Certificates (except its countersignature thereof), or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent and the representations made by the Rights Agent in Section 38 hereof) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall the Rights Agent be responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Right Certificate; nor shall the Rights Agent be responsible for any change in the exercisability of the Rights (including any Rights becoming null and void pursuant to Section 7(d) hereof) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 7, 11, 13 and 23 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights represented by Right Certificates after actual notice that such change or adjustment is required, upon which notice the Rights Agent may rely); nor shall the Rights Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares or other securities to be issued pursuant to this Agreement or any Right Certificate, or as to whether any Preferred Shares or Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of its duties under this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Agreement, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.  The Rights Agent shall be fully authorized and protected in relying upon the most recent instruction received from any such officer.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered, or omitted to be taken by the Rights Agent under this Agreement and the date on or after which such action shall be taken, suffered, or such omission shall be effective.  The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or suffering any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions from the Company in response to such application specifying the action to be taken, suffered or omitted.

(h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or take a pecuniary interest in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not the Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer, or employee of the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers or employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or bad faith (each as determined by a final, non-appealable judgment of a court of competent jurisdiction); provided that reasonable care was exercised in the selection and continued employment thereof.

(j) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as a 15% Stockholder, Affiliate or Associate) under this Agreement unless and until the Rights Agent is specifically notified in writing by the Company of such fact, event or determination.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been properly completed or indicates an affirmative response to clause (1), (2), or (3) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(l) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

(m) The Rights Agent shall not be subject to, nor be required to interpret or comply with, nor determine if any Person has complied with, the Stockholders Agreement, even though reference thereto may be made in this Agreement.

Section 21.  Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30-days’ advance notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares known to the Rights Agent by registered or certified mail, and, at the expense and election of the Company, either a public announcement of such information or a mailing to the holders of the Right Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30-days’ advance notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and, at the election of the Company, either a public announcement of such information or a mailing to the holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting as such, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal, or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized, in good standing, and doing business under the laws of the United States or any other state of the United States that is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, or (b) an Affiliate of a Person described in clause (a).  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by the predecessor Rights Agent hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose of this Agreement and so that the successor Rights Agent may appropriately act as Rights Agent hereunder.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and at the election of the Company, either a public announcement of such information or a mailing of a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the predecessor Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.  Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Agreement or of the Right Certificates to the contrary, the Company may, at its option, issue new Right Certificates in such form as may be approved by the Board of Directors of the Company in order to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable upon exercise of the Rights in accordance with the provisions of this Agreement.

Section 23.  Redemption of Rights.

(a) Until the earliest of (i) the date of the first Section 11(a)(ii) Event, (ii) immediately prior to the first Section 13(a) Event, or (iii) the Rights Expiration Date, the Board of Directors of the Company may, at its option, authorize and direct the redemption of all, but not less than all, of the then outstanding Rights at a redemption price of $.001 per Right, as such redemption price shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Redemption Price”), and the Company shall so redeem the Rights.

(b) Immediately upon the action of the Board of Directors of the Company authorizing and directing the redemption of the Rights pursuant to subsection (a) of this Section 23, or at such time and date thereafter as the Board of Directors of the Company may specify, and without any further action and without any notice, the right to exercise Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  Within ten Business Days after the date of such action, the Company shall give prompt written notice of such redemption to the Rights Agent, and shall give notice of such redemption to the holders of Rights by mailing such notice to all holders of Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice; provided, however, that neither the failure to give any such notice nor any defect therein shall affect the legality or validity of such redemption.  Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.  Neither the Company nor any of its Affiliates or Associates may, directly or indirectly, redeem, acquire or purchase for value any Rights in any manner other than (i) in the manner specifically set forth in Section 24 hereof, (ii) in the manner specifically set forth in this Section 23, or (iii) in connection with the purchase of Common Shares prior to the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event.

(c) The Company may, at its option, pay the Redemption Price in cash, Common Shares, Preferred Shares, other equity securities of the Company, debt securities of the Company, other property or any combination of the foregoing, in each case having an aggregate Current Market Price on the Redemption Date equal to the Redemption Price.

Section 24.  Exchange of Rights.

(a) At any time after a Section 11(a)(ii) Event, the Board of Directors of the Company may, at its option, authorize and direct the Company to exchange all or part of the then outstanding Rights (other than Rights that have become null and void pursuant to Section 7(d))

for Common Shares, Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”), and the Company shall so exchange the Rights.  The exchange of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis, and with such conditions as the Board of Directors of the Company in its sole discretion may establish.

(b) Immediately upon the action of the Board of Directors of the Company authorizing and directing the exchange of the Rights pursuant to Section 24(a), or at such time and date thereafter as the Board of Directors of the Company may specify, and without any further action and without any notice, the right to exercise Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the securities and other property described in Section 24(a) in accordance with the Exchange Ratio.  Within ten Business Days after the date of such action, the Company shall give notice of such exchange to the Rights Agent, and shall give notice of such exchange to the holders of Rights by mailing such notice to all holders of Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice, but neither the failure to give any such notice nor any defect therein shall affect the legality or validity of such exchange.  Each such notice of exchange shall state the method by which the Rights will be exchanged.

(c) Notwithstanding the foregoing, in the event that the Board of Directors directs the exchange of the outstanding Rights under Section 24(a), but the aggregate number of Common Shares that are authorized by the Company’s Certificate of Incorporation, as then amended, but not outstanding or reserved for issuance for purposes other than upon exercise or exchange of the Rights is less than the aggregate number of Common Shares issuable upon the exchange of the Rights in accordance with this Section 24 (the excess of such number of authorized Common Shares over and above such number of issuable Common Shares being hereinafter referred to as the “Unavailable Exchange Shares”), then the Company shall substitute for the pro rata portion of the Unavailable Exchange Shares that would otherwise be issuable upon the exchange of the Rights in accordance with this Section 24 (i) cash, (ii) other equity securities of the Company (including, without limitation, Common Share Equivalents), (iii) debt securities of the Company, (iv) other property, or (v) any combination of the foregoing, in each case having an aggregate Current Market Price equal to the aggregate Current Market Price of the Unavailable Exchange Shares for which substitution is made.  Subject to Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 24, such action shall apply uniformly to all outstanding Rights.

(d) Prior to effecting an exchange pursuant to this Section 24, the Board of Directors of the Company may direct the Company to enter into a trust agreement in such form and with such terms as the Board of Directors of the Company shall then approve (the “Trust Agreement”).  If the Board of Directors of the Company so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Shares issuable pursuant to the exchange, and all Persons entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) shall be entitled to receive such only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

Section 25.  Notice of Certain Events.

(a) In the event that the Company shall propose (i) to declare or pay any dividend on or make any distribution with respect to its Common Shares or Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Common Shares or Preferred Shares options, rights or warrants to subscribe for or to purchase any additional shares thereof or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares or Preferred Shares (other than a reclassification involving only the subdivision of outstanding shares), (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company’s then most recent regularly prepared financial statements) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then and in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action that shall specify the record date for the purpose of such dividend or distribution, or the date upon which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of record of the Common Shares or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Shares or Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares or Preferred Shares.  The failure to give the notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b) Upon the occurrence of each Section 11(a)(ii) Event and each Section 13(a) Event, the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, specifying the event and the consequences of the event to holders of Rights under Sections 11 and 13 hereof.

Section 26.  Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if in writing and sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent), as follows:

Standard Pacific Corp.
15360 Barranca Parkway
Irvine, CA 92618
Attention: Corporate Secretary
Facsimile No.: (949) 789-1609

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made to or on the Rights Agent (i) by the Company shall be sufficiently given or made if sent by overnight delivery service or postage prepaid, by registered or certified mail, addressed to the office of the Rights Agent as set forth below (until another address is filed in writing with the Company), or by facsimile transmission as set forth below, or (ii) by the holder of any Right Certificate shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed to the office of the Rights Agent as set forth below (until another address is filed in writing with the Company), and shall be deemed given upon actual receipt:

Mellon Investor Services LLC
400 South Hope Street, 4th Floor
Los Angeles, California 90071
Attention: Client Service Manager
Facsimile No.: (213) 553-9735

with a copy to:

Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, New Jersey 07310
Attention: General Counsel
Facsimile No.: (201) 680-4610

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company; provided nothing shall require such notice be mailed if this Agreement permits such notice to be given by a public announcement.

Section 27.  Supplements and Amendments.

(a) The Board of Directors of the Company may, from time to time, without the approval of any holders of Rights, supplement or amend any provision of this Agreement in any manner, whether or not such supplement or amendment is adverse to any holder of Rights, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after the earliest of (i) the date of the first Section 11(a)(ii) Event, (ii) the date of the first Section 13(a) Event, (iii) the Redemption Date, or (iv) the Expiration Date, this Agreement shall not be supplemented or amended in any manner that would materially and adversely affect any holder of outstanding Rights other than a 15% Stockholder or a Surviving Person.  Upon the delivery of a certificate from an appropriate officer of the Company and, if requested by the Rights Agent, an opinion of counsel to the Company that states that the proposed supplement or amendment complies with this Section 27, the Rights Agent shall execute such supplement or amendment.  Notwithstanding anything in this

Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement and the Rights Agent shall not be bound by such supplements or amendments not executed by it.

(b) Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement in any manner adverse to the Rights Agent will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent.

Section 28.  Certain Covenants.  Subject to Section 27 hereof and the other provisions of this Agreement, from and after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event and prior to the earlier of the Redemption Date or the Rights Expiration Date, the Company shall not (a) issue or sell, or permit any Subsidiary to issue or sell, to a 15% Stockholder or a Surviving Person, or any Affiliate or Associate of a 15% Stockholder or a Surviving Person, or any Person holding Voting Shares of the Company that are Beneficially Owned by a 15% Stockholder or a Surviving Person, (i) any rights, options, warrants or convertible securities on terms similar to, or that materially adversely affect the value of, the Rights, or (ii) Preferred Shares, Common Shares or shares of any other class of capital stock, if such sale is intended to or would materially adversely affect the value of the Rights, or (b) take any other action that is intended to or would materially adversely affect the value of the Rights.

Section 29.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

Section 30.  Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (other than those representing Rights that have become null and void) and the certificates for Common Shares or Ownership Statements representing Rights (other than those Rights that have become null and void) any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and such registered holders of Right Certificates and certificates for Common Shares and Ownership Statements representing Rights.

Section 31.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) if any such term, provision, covenant, or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately, and (ii) if any such term, provision, covenant, or restriction is held by such court or authority to be invalid, void, or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board of Directors of the Company.

Section 32.  Governing Law.  This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties, obligations and immunities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to the principles and rules concerning conflicts of laws which might otherwise require application of substantive law of another jurisdiction.

Section 33.  Counterparts, Facsimiles and PDFs.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  A facsimile or PDF signature delivered electronically shall constitute an original signature for all purposes.

Section 34.  Descriptive Headings.  Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35.  Determination and Actions by the Board of Directors of the Company.  The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company herein, or as may be necessary or advisable in the administration of this Agreement (subject to any express limitations of or conditions to such power, authority and rights set forth in this Agreement).  All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors of the Company in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other applicable Persons.  The Rights Agent is entitled always to assume the Board of Directors of the Company acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 36.  Force Majeure.  Notwithstanding anything to the contrary contained herein, no party shall be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 37.  PATRIOT Act. Each Person that is a party hereto acknowledges that the Rights Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Rights Agent must obtain, verify and record information that allows the Rights Agent to identify each such person or entity. Accordingly, prior to accepting an appointment hereunder, the Rights Agent may request information from any such person or entity that will help the

Rights Agent to identify such person or entity, including, without limitation, as applicable, such person or entity’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Rights Agent deems necessary.

Section 38.  Incentive Compensation Plan. The Company acknowledges it has been informed by the Rights Agent that the Bank of New York Mellon Corporation (“BNYM”) has adopted an incentive compensation program designed (i) to facilitate clients gaining access to and being provided with explanations about the full range of products and services offered by BNYM and its subsidiaries, and (ii) to expand and develop client relationships; and that this program may lead to the payment of referral fees and/or bonuses to employees of BNYM or its subsidiaries who may have been involved in a referral that resulted in the execution of this Agreement, obtaining products or services covered by this Agreement or products or services that may be ancillary or supplemental to such products or services. The Rights Agent represents to the Company that any such referral fees or bonuses are funded by BNYM solely out of fees and commissions paid under this Agreement or with respect to such ancillary or supplemental products or services.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

STANDARD PACIFIC CORP.

Attest:

By:	/S/Scott D. Stowell	By:	/S/Jeff J. McCall
	Name: Scott D. Stowell		Name: Jeff J. McCall
	Title: President		Title: Executive Vice President and Chief Financial Officer

MELLON INVESTOR SERVICES LLC, as
Rights Agent

By:	/S/James Kirkland
Name: James Kirkland
Title: Vice President, Relationship Manager

EXHIBIT A

Form of Right Certificate

Certificate No.	Rights

THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE NOT EXERCISABLE AFTER THE LATER OF (1) DECEMBER 31, 2014, OR (2) THE THIRD ANNIVERSARY OF THE DISTRIBUTION DATE (AS THAT TERM IS DEFINED IN THE RIGHTS AGREEMENT, AS DEFINED BELOW).  IN ADDITION, THE RIGHTS ARE SUBJECT TO REDEMPTION (AFTER WHICH TIME THEY WILL NOT BE EXERCISABLE) AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY A 15% STOCKHOLDER, OR AN AFFILIATE OR ASSOCIATE OF A 15% STOCKHOLDER (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT AND AS THOSE CIRCUMSTANCES ARE SPECIFIED IN THE RIGHTS AGREEMENT), OR CERTAIN TRANSFEREES OF SUCH HOLDERS MAY BECOME NULL AND VOID.

Right Certificate

STANDARD PACIFIC CORP.
(a Delaware corporation)

This certifies that                                         , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of December 20, 2011 (the “Rights Agreement”), between Standard Pacific Corp., a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York time, on the later of December 31, 2014 or the third anniversary of the Distribution Date at the office or agency of the Rights Agent designated for such purpose, or at the office of its successors as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Cumulative Preferred Stock, $.01 par value (the “Preferred Shares”), of the Company, at an exercise price of $20.00 per Right (the “Exercise Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase properly completed and duly executed.  The number of Rights evidenced by this Right Certificate (and the number of Preferred Shares that may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of December 20, 2011, based on the Preferred Shares as constituted at such date.

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) a 15% Stockholder, or an Affiliate or Associate of a 15% Stockholder (as such terms are defined in the Rights Agreement), (ii) a transferee of a 15% Stockholder (or of any such Associate or

Affiliate), or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became a 15% Stockholder, or an Affiliate or Associate of a 15% Stockholder, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Exercise Price and the number of Preferred Shares that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates.  Copies of the Rights Agreement are on file at the principal executive offices of Standard Pacific Corp. and the above-mentioned offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $.001 per Right.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company [and its corporate seal.]

Dated as of:  _________________.

STANDARD PACIFIC CORP.

ATTEST:

Secretary	President

Countersigned:

MELLON INVESTOR SERVICES LLC,
as Rights Agent

By:
Title:

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED __________________________________ hereby sells, assigns and transfers unto
______________________________________________________________________________________________
            (Please print name and address of transferee)
______________________________________________________________________________________________
     (Please spell out and include in numerals the number of Rights being transferred by this Assignment)

of the Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ Attorney, to transfer the number of Rights indicated above on the books of the within-named Company, with full power of substitution.

Dated: _________________, _______

__________________________________________________
Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Rights Agent.
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           The Rights evidenced by this Rights Certificate  are  are not being sold, assigned and transferred by or on behalf of a Person who is or was a 15% Stockholder or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

(2)           The Rights evidenced by this Rights Certificate  are  are not beneficially owned by a 15% Stockholder or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

(3)           After due inquiry and to the best knowledge of the undersigned, the undersigned  did  did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became a 15% Stockholder, or an Affiliate or Associate of any such Person, and such Rights  were  were not beneficially owned by a 15% Stockholder or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement).

 ____________________________________________________
  Signature
                          (Signature must conform in all respects to name of holder
                      as specified on the face of this Right Certificate in every particular, without alteration or enlargement or any
                          change whatsoever)

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

[Form of Reverse Side of Right Certificate—continued]

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Right Certificate.)

TO STANDARD PACIFIC CORP.:

The undersigned hereby irrevocably elects to exercise ___________________ (__________) Rights represented by this Right Certificate to purchase the Preferred Shares or other securities issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares or other securities be issued in the following name and delivered to the following or credited to the following book-entry account:

(please print name, address, book entry account number, if applicable, and social security, tax identification or other identifying number)

____________________________________

____________________________________

____________________________________

____________________________________

____________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

(please print name, address and social security,
tax identification or other identifying number)

____________________________________

____________________________________

____________________________________

____________________________________

Dated:_________________________

___________________________________________
Signature
(Signature must conform in all respects to name of holder
as specified on the face of this Right Certificate in every
particular, without alteration or enlargement or any
change whatsoever)

[Form of Reverse Side of Right Certificate—continued]

Signature Guarantee:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Rights Agent.

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           The Rights evidenced by this Rights Certificate  are  are not being exercised by or on behalf of a Person who is or was a 15% Stockholder or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

(2)           The Rights evidenced by this Rights Certificate  are  are not beneficially owned by a 15% Stockholder or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

(3)           After due inquiry and to the best knowledge of the undersigned, the undersigned  did  did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became a 15% Stockholder, or an Affiliate or Associate of any such Person, and such Rights  were  were not beneficially owned by a 15% Stockholder or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement).

___________________________________________
Signature
(Signature must conform in all respects to name of holder
as specified on the face of this Right Certificate in every
particular, without alteration or enlargement or any
change whatsoever)

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
NOTICE

The signatures in the foregoing Forms of Assignment and Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Forms of Assignment and Election to Purchase is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be a 15% Stockholder, or an Affiliate or Associate thereof (as defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored and the Right Certificate shall be cancelled.

EXHIBIT B

FORM OF

CERTIFICATE OF DESIGNATIONS

OF

SERIES A JUNIOR PARTICIPATING CUMULATIVE

PREFERRED STOCK

(Par Value $.01 Per Share)

OF

STANDARD PACIFIC CORP.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

Standard Pacific Corp., a Delaware corporation (the “Corporation”), certifies that pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended, the Board of Directors, on October 24, 2011, adopted the following resolutions:

WHEREAS, pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, the Board of Directors on July 26, 2006 adopted a resolution creating the Series A Junior Participating Cumulative Preferred Stock of the Corporation and filed such designation with the Secretary of State of Delaware on August 18, 2008; and

[WHEREAS, no shares of such Series A Junior Participating Cumulative Preferred Stock of the Corporation are outstanding and the Board of Directors desires to adopt a resolution to amend and restate the terms of the Series A Cumulative Preferred Stock of the Corporation;]

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby amends and restates the designation and number of shares, and the relative voting powers, preferences and relative, participating, optional and other special rights of the shares of the Series A Junior Participating Cumulative Preferred Stock of the Corporation, and the qualifications, limitations, and restrictions thereof as follows:

Section 1.  Designation and Amount.  The shares of such series shall be designated as “Series A Junior Participating Cumulative Preferred Stock” and the number of shares constituting such series shall be 1,000,000.

Section 2.  Dividends and Distributions.

(a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Cumulative Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Cumulative Preferred Stock, in preference to the holders of shares of Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”), and of any other junior stock, shall be entitled to receive, when declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September, and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Cumulative Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00, or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock.  In the event the Corporation shall at any time after October 24, 2011 (the “Adoption Date”) (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Cumulative Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Cumulative Preferred Stock as provided in Section 2(a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, notwithstanding anything contained herein to the contrary, and whether or not declared by the

    Board of Directors, a dividend of $1.00 per share on the Series A Junior Participating Cumulative Preferred Stock shall be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Cumulative Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Cumulative Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Junior Participating Cumulative Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Cumulative Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights.  The holders of shares of Series A Junior Participating Cumulative Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Cumulative Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time after the Adoption Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Cumulative Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Cumulative Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

 (c)   (i) If at any time dividends payable on any Series A Junior Participating Cumulative Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon (whether or not consecutive), the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) that shall extend until such time when all dividends in arrears on all shares of Series A Junior Participating Cumulative Preferred Stock then outstanding shall have been paid in full.  During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with accrued and unpaid dividends in arrears (”Preferred Stock in Default”), voting as a class, irrespective of series, shall have the right to elect two directors.

(ii) During any default period, such voting right of the holders of shares of Preferred Stock in Default may be exercised initially at a special meeting called pursuant to Section 3(c)(iii) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided, that such voting right shall not be exercised unless the holders of at least 10% in number of shares of Preferred Stock in Default outstanding shall be present in person or by proxy, which shall constitute a quorum for purposes of consideration and action by the holders of Preferred Stock in Default.  The absence of a quorum of the holders of Common Stock or other junior stock shall not affect the exercise by the holders of Preferred Stock in Default of such voting right.  Upon the occurrence of a default period, the number of directors constituting the Board of Directors of the Corporation shall be increased by two.  At any meeting at which the holders of Preferred Stock in Default shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such newly created vacancies in the Board of Directors.  After the holders of Preferred Stock in Default shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock in Default as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Cumulative Preferred Stock.

(iii) Unless the holders of Preferred Stock in Default shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock in Default outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock in Default, which meeting shall thereupon be called by the President, a Vice President, or the Secretary of the Corporation.  Notice of such meeting and of any annual meeting at which holders of Preferred Stock in Default are entitled to vote pursuant to this Section 3(c) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder at such holder’s last address as the same appears on the books of the Corporation.  Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock in Default outstanding.  Notwithstanding the provisions of this Section 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock in Default shall have exercised their right to elect two directors voting as a class, after the exercise of which right (A) the directors so elected by the holders of Preferred Stock in Default shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (B) any vacancy in the Board of Directors may (except as provided in Section 3(c)(ii)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock that elected the director whose office shall have become vacant.  References in this Section 3(c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (B) of the foregoing sentence.

(v) Immediately (A) upon the expiration of a default period with respect to any or all series of Preferred Stock in Default, the right of the holders of such series of Preferred Stock in Default to elect directors shall cease, and (B) upon the expiration of a default period with respect to all series of Preferred Stock in Default (I) the term of any directors elected by the holders of Preferred Stock in Default as a class shall terminate, and (II) the number of directors shall be such number as may be provided for in the Certificate of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of Section 3(c)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or Bylaws of the Corporation).  Any vacancies in the Board of Directors effected by the provisions of clause (B) in the preceding sentence may be filled by a majority of the remaining directors.

(d) Except as set forth herein, holders of Series A Junior Participating Cumulative Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Cumulative Preferred

Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Cumulative Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Cumulative Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Junior Participating Preferred Stock, provided, that the Corporation may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Cumulative Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Cumulative Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

Section 5.  Reacquired Shares.  Any shares of Series A Junior Participating Cumulative Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

Section 6.  Liquidation, Dissolution, or Winding Up.

(a) Upon any liquidation (voluntary or otherwise), dissolution, or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (upon liquidation, dissolution, or winding up) to the Series A Junior Participating Cumulative Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Cumulative Preferred Stock shall have received an amount equal to $100 per share of Series A Participating Cumulative Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”).  Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Cumulative Preferred Stock unless, prior thereto, the holders of shares of Common Stock  shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in Section 4(c) below to reflect such events as stock splits, stock dividends, and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”).  Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Cumulative Preferred Stock and Common Stock, holders of Series A Junior Participating Cumulative Preferred Stock shall receive their ratable and proportionate share of the remaining assets to be distributed to the holders of Common Stock in the ratio of the Adjustment Number to one with respect to the Series A Junior Participating Cumulative Preferred Stock and Common Stock, on a per share basis, respectively.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.  In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(c) In the event the Corporation shall at any time after the Adoption Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.  Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, or any other property, then in any such case the shares of Series A Junior Participating Cumulative Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash, or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time after the Adoption Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Cumulative Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  No Redemption.  The shares of Series A Junior Participating Cumulative Preferred Stock shall not be redeemable.

Section 9.  Ranking.  The Series A Junior Participating Cumulative Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock, other than the Series B Junior Participating Preferred Stock, as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10.    Amendment.  At any time when any shares of Series A Junior Participating Cumulative Preferred Stock are outstanding, neither the Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner that would materially alter or change the powers, preferences, or special rights of the Series A Junior Participating Cumulative Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11.    Fractional Shares.  The Series A Junior Participating Cumulative Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

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IN WITNESS WHEREOF, STANDARD PACIFIC CORP. has caused this Certificate of Designation to be signed by the undersigned this ___ day of ________________, 20___.

STANDARD PACIFIC CORP.

By:
Name:
Title: